CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our report dated July 25, 2001, in the Registration Statement (Form 10-SB Amendment No. 2) of Texas Scientific Inc. for the registration of shares of its common stock.


Vancouver,  Canada
July 31, 2001

Manning  Elliott
CHARTERED  ACCOUNTANTS



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Manning  Elliott


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